UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2023

Sumo Logic, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39502	27-2234444
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 Main Street

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 810-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 9, 2023, Sumo Logic, Inc. (“Sumo Logic”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Serrano Parent, LLC (“Parent”) and Serrano Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sumo Logic (the “Merger”), with Sumo Logic continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”).

Sumo Logic’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Sumo Logic and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also unanimously resolved to recommend that Sumo Logic’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Also on February 9, 2023, in connection with the execution of the Merger Agreement, investment funds affiliated with Francisco Partners delivered to Sumo Logic an Equity Commitment Letter pursuant to which such investment funds committed to invest in Parent, the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate merger consideration payable and all related fees and expenses, subject to the terms and conditions of the Equity Commitment Letter. Sumo Logic is a third party beneficiary of the Equity Commitment Letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Sumo Logic, par value $0.0001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Sumo Logic who have not voted in favor of the adoption of the Merger Agreement or the Merger nor consented to the Merger and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be converted into the right to receive $12.05 in cash without interest thereon (the “Per Share Price”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each share of Common Stock that is subject to vesting, repurchase or other lapse restriction that is outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive the Per Share Price.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock that is vested or vests at the Effective Time will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested option multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such vested option, without interest and subject to applicable withholding taxes. Each outstanding option to purchase shares of Common Stock that is not vested at the Effective Time will automatically be cancelled and converted solely into the contingent right to receive an amount in cash equal to (1) the total number of shares of Common Stock subject to such unvested option immediately prior to the Effective Time, multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such unvested option, without interest and subject to applicable withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested options immediately prior to the Effective Time. Any option to purchase shares of Common Stock that has an exercise price per share that is greater than or equal to the Per Share Price will be automatically cancelled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each of Sumo Logic’s outstanding restricted stock units that is not subject to any performance-based vesting conditions (a “Company RSU”) that is outstanding and vested (but not yet settled) or vests at the Effective Time will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, without interest and subject to applicable withholding taxes. Each Company RSU that is not vested at the Effective Time will be automatically cancelled and converted solely into the contingent right to receive an aggregate amount in cash equal to (1) the total number of shares of Common Stock subject to such unvested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, without interest and subject to applicable withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Company RSU immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each of Sumo Logic’s outstanding restricted stock units subject to any performance-based vesting conditions (a “Company PSU”) that is outstanding and fully vested (but not yet settled) at the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested Company PSU immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the Per Share Price, without interest and subject to applicable withholding taxes. Each Company PSU that is not vested at the Effective Time will be automatically cancelled and converted into the contingent right to receive an aggregate amount in cash equal to (1) the total number of shares of Common Stock subject to such unvested Company PSU immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the Per Share Price, without interest and subject to applicable withholding taxes, which resulting payment will be subject to the same terms and conditions (excluding performance-based vesting conditions) as applied to such unvested Company PSU immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each of Sumo Logic’s outstanding warrants (a “Company Warrant”) will be deemed exercised in full as a “cashless exercise” (as described in the Company Warrant) at the Effective Time, and the holder of such Company Warrant shall be entitled to receive an amount in cash equal to (1) the Per Share Price, multiplied by (2) the number of shares of Common Stock deemed to be issuable upon exercise in full of such Company Warrant as a “cashless exercise,” calculated in accordance with and subject to the terms and conditions of such Company Warrant, without interest and subject to applicable withholding taxes.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock; (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other specified regulatory approvals; and (3) the absence of an order or law preventing the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by each of Sumo Logic, Parent and Merger Sub, including, among others, covenants by Sumo Logic regarding the conduct of its business prior to the closing of the Merger. Sumo Logic is also subject to customary restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties; (2) subject to certain exceptions, provide nonpublic information relating to Sumo Logic or any of its subsidiaries to third parties; or (3) engage in discussions or negotiations with, third parties regarding alternative acquisition proposals.

Either Sumo Logic or Parent may terminate the Merger Agreement if (1) the Effective Time has not occurred by August 9, 2023 (subject to an automatic extension to November 9, 2023 if on such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived) (as may be extended pursuant the Merger Agreement, the “Termination Date”), (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order preventing, materially restraining or materially impairing the consummation of the Merger or (3) Sumo Logic’s stockholders fail to adopt the Merger Agreement. Sumo Logic may terminate the Merger Agreement in certain additional limited circumstances, including to allow Sumo Logic to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Sumo Logic’s stockholders vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Sumo Logic will be required to pay Parent a termination fee of $52,000,000. Specifically, this termination fee is payable by Sumo Logic to Parent if the Merger Agreement is terminated by (1) Parent following the Board’s determination to change its recommendation with respect to the Merger; or (2) Sumo Logic following the decision by the Board to authorize the acceptance of a Superior Proposal. The termination fee will also be payable in certain circumstances if (1) the Merger Agreement is terminated because (a) the Merger is not completed by the Termination Date, and at the time of such termination Sumo Logic’s requisite stockholder approval has not been obtained; (b) of a material breach of Sumo Logic’s representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or (c) Sumo Logic’s stockholders fail to adopt the Merger Agreement; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire at least 50.1 percent of Sumo Logic’s stock or assets is publicly announced or disclosed by a third party; and (3) Sumo Logic subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50.1 percent of its stock or assets within one year of such termination and such transaction is ultimately consummated.

The Merger Agreement also provides that Sumo Logic, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $104,000,000, and Sumo Logic’s liability for monetary damages for breaches of the Merger Agreement are capped at $52,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Sumo Logic, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sumo Logic, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sumo Logic’s public disclosures. Sumo Logic acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Sumo Logic, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement that Sumo Logic will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Sumo Logic will make with the SEC.

Voting Agreement

Also on February 9, 2023, in connection with the execution of the Merger Agreement, each of Sumo Logic’s directors, solely in their capacity as Sumo Logic’s stockholders, have entered into voting agreements (the “Voting Agreements”) with Parent. These stockholders represent approximately 2.55 percent of Sumo Logic’s outstanding voting power based on the number of shares of Common Stock outstanding as of February 6, 2023. Under the Voting Agreements, the stockholders party thereto have agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters. The Voting Agreements terminate in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms. The Voting Agreements also contain restrictions on transfer of shares of Common Stock held by the stockholders party thereto, subject to certain exceptions.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of the Voting Agreements, a copy of which is filed as Exhibit 10.1 and is incorporated into this report by reference.

Additional Information and Where to Find It

Sumo Logic, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Sumo Logic (the “Transaction”). Sumo Logic plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Sumo Logic’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on May 26, 2022. To the extent that holdings of Sumo Logic’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Sumo Logic will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SUMO LOGIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Sumo Logic’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction will also be available, free of charge, at Sumo Logic’s investor relations website (http://investor.sumologic.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into of Sumo Logic’s Board of Directors in approving the Transaction; and expectations for Sumo Logic following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that legal and regulatory approvals, or approvals from Sumo Logic’s stockholders, necessary to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; possible disruption related to the Transaction to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 14, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on May 27, 2022, August 26, 2022, and December 6, 2022, each of which may be obtained on the investor relations section of Sumo Logic’s website at investor.sumologic.com. All forward-looking statements in this communication are based on information available to Sumo Logic as of the date of this communication, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 9, 2023, among Serrano Parent, LLC, Serrano Merger Sub, Inc. and Sumo Logic, Inc.*

10.1	Form of Voting Agreement, dated February 9, 2023, among Serrano Parent, LLC and certain stockholders of Sumo Logic, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Sumo Logic will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Sumo Logic may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMO LOGIC, INC.

Date: February 9, 2023	By:	/s/ Katherine Haar
Name: Katherine Haar
Title: General Counsel